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                                EXHIBIT 10(b)(4)

                       GENTEX CORPORATION GRANT AGREEMENT

DATE: ___________________

Name:    _______________________

Address: _______________________

         _______________________

Dear _____________________:

Pursuant to the terms and conditions of the company's Second Restricted Stock Plan (the "Plan"), you have been granted a Restricted Stock Award for ____________ shares (the "Option") of stock as outlined below.

Granted to: _______________________

SS #        _______________________

            Grant Date:                ______________________

            Options Granted:           ____________________

            Option Price Per Share:    $______________

            Vesting Schedule:          Restricted Stock Vesting - 5 Yr.
                                       On _______________

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of the copy of the Plan and agreed to conform to all of the terms and conditions of the Option and the Plan.

Please return one signed copy of this agreement to Victoria Morris.

Signature: ________________________________    Date: ________________

NOTE: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.

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      1. SECOND RESTRICTED STOCK PLAN. All of the defined terms contained in this Agreement shall have the same meaning as is set forth in the Gentex Corporation Second Restricted Stock Plan, and this Agreement is subject to the terms and provisions of that Plan, as amended from time to time. If any inconsistency exists between the provisions of this Agreement and the Plan, the Plan shall govern.

      2. STOCK GRANT. Effective as of the Grant Date, the Grantee has been awarded a restricted stock grant for that number of Shares of the Company's common stock shown on the cover page hereof.

      3. RESTRICTION. Between the date hereof and the release date shown on the cover page hereof, the Shares Awarded shall be subject to the restriction contained in the following legend, which legend shall be conspicuously placed on the face of the certificate issued to the Grantee representing the Shares:

        The Shares represented by this certificate are subject to restrictions on transfer as provided in a Second Restricted Stock Plan adopted by Gentex Corporation and contained in a certain Restricted Stock Agreement between Gentex Corporation and the record holder of this certificate, and such Shares are subject to forfeiture and return to Gentex Corporation upon the happening of certain events specified in the Plan and the Agreement.

      4. FORFEITURE. In the event the employment relationship between the Company and Grantee terminates during the Restriction Period due to the Grantee's retirement, death, or disability, the restrictions shall be deemed to have lapsed with respect to that portion of the Shares which is proportional to the amount of the Restriction Period which has expired, and if the employment relationship terminates for any other reason, the Committee administering the Plan shall determine the extent to which the restrictions shall have lapsed, if any. In the event of a dissolution or liquidation of the Company, or a merger or consolidation involving the Company where the Company is not the surviving corporation, the restrictions shall be deemed to have lapsed with respect to all Shares. The Grantee's rights with respect to those Shares which are not covered by lapsed restrictions provided above in this Section 4, shall be forfeited.

     5. ADJUSTMENTS. In the event of any recapitalization of the Company, then the number of Shares shall be appropriately adjusted as provided in the Plan.

      6. PROCEDURE ON FORFEITURE. In the event of any forfeiture under this Agreement, the certificate representing the forfeited Shares should be returned to the Company immediately on demand. In the event of a failure to comply with any such demand, the Plan authorizes the Company to bring suit to enforce the obligation to return forfeited Shares, and to recover any related costs and expenses, including attorneys' fees.

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      7. POST-EMPLOYMENT COMPETITION. In the event the Grantee engages in any activity competitive to any business of the Company that is being actively conducted or planned at the time of termination of Grantee's employment with the Company, prior to the expiration of four (4) years after such termination of employment, either directly or indirectly, as a proprietor, partner, employee, officer, director, consultant, or holder of any equity interest in any competitive corporation or limited liability company (excluding less than five percent (5%) interest in any publicly traded entity), then Grantee shall forfeit all economic benefits derived by the Grantee with respect to all restricted stock grants granted to the Grantee that were outstanding and not vested as of, or granted after a date, that is four (4) years prior to the date the competitive activity commenced. Forfeiture of economic benefits shall mean payment to the Company of an amount equal to the difference between the price paid by the Grantee for such shares, if any, and the market price for those shares as of the date the restrictions lapsed with respect to those shares. By accepting this restricted stock grant, the Grantee agrees that the provisions of this section shall apply to all restricted stock grants granted to the Grantee prior to the date hereof under any restricted stock plan sponsored by the Company.

      8. Miscellaneous. This Agreement contains the entire agreement of the parties with respect to its subject matter, and there are no other terms and conditions except as expressly set forth in this Agreement and in the Plan. This Agreement may be amended or modified only by means of a written instrument signed by an authorized representative of the Company and the Grantee. Grantee's rights pursuant to this Agreement may not be assigned, in whole or in part, directly or indirectly, without the prior written consent of an authorized officer of the Company. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors, and permitted assigns.

544925

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